MOORE & ASSOCIATES, CHARTERED
           ACCOUNTANTS AND ADVISORS
                   PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB2 of Alaska Pacific Resources, Inc, of our report dated July 13, 2006 on our audit of the financial statements of Alaska Pacific Resources, Inc as of April 30 2006, and the related statements of operations, stockholders' equity and cash flows for the year then ended, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
July 18, 2006

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501